DEBT SETTLEMENT AGREEMENT

On this date of December 31, 2012 Microelectronics Technology Company and Direct Capital Group Inc. enter into a Debt Settlement Agreement for Convertible Preferred shares of Microelectronics Technology Company.

Conversion Terms:

The following invoices having a total dollar value of $165,000.00.

Conversion terms of the Convertible Preferred Shares are each dollar of face value will convert into common shares of the company the conversion price the lesser of $.001 or (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 50% multiplied by the Market Price (as defined herein) (representing a discount rate of 50%). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Invoice #

Date

Amount

1,3

05/1/2011

$11,000

4,6

06/1/2011

$11,000

23,25

07/1/2011

$11,000

24,26

08/1/2011

$11,000

27,28

09/1/2011

$11,000

30

10/1/2011

$11,000

32

11/1/2011

$11,000

33

12/1/2011

$11,000

49

01/01/2012

$11,000

55

02/01/2012

$11,000

57

03/01/2012

$11,000

64

04/01/2012

$11,000

66

05/01/2012

$11,000

78

06/01/2012

$11,000

82

07/01/2012

$11,000

Total

$165,000.00

Direct Capital Group Inc. will have the ability to convert at its discretion without any prior approvals of the Company or its management.

Microelectronics will provide all the supportive documentation to the Presidents Stock Transfer to facilitate the conversion.

Additionally Microelectronics Technology Company will provide all supportive documentation to process the preferred stock conversion in to free trading common shares of the company if applicable.

Agreed and accepted:

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Microelectronics Technology

Direct Capital Group Inc.